EXHIBIT 5.1
April 24, 2009
XATA Corporation
965 Prairie Center Drive
Eden Prairie, MN 55344
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the offering of up to 1,804,000 shares of common stock, par value $.01 per share (the “Common Stock”), of XATA Corporation, a Minnesota corporation (the “Company”), pursuant to the XATA Corporation 2007 Long-Term Incentive and Stock Option Plan (As Amended and Restated February 4, 2009) (the “Plan”), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the shares of Common Stock to be issued in accordance with the Plan (the “Shares”) and that, when issued and sold as contemplated in the Registration Statement and in accordance with the Plan, the Shares will be legally issued, fully paid and nonassessable.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each Plan Award prior to the issuance thereof. As to any facts material this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.
     We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, FAEGRE & BENSON LLP
By:	/s/ John A. Haveman
John A. Haveman